Exhibit 10.1

SEVENTH MODIFICATION

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SEVENTH MODIFICATION TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Modification”) is entered into as of June 26, 2025 by and among STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Streamline”), STREAMLINE HEALTH, LLC, a Delaware limited liability company (f/k/a STREAMLINE HEALTH, INC., an Ohio corporation) (“Streamline Health”), STREAMLINE PAY & BENEFITS, LLC, a Delaware limited liability company (“Streamline Pay”), AVELEAD CONSULTING, LLC, a Georgia limited liability company (“Avelead Consulting”), STREAMLINE CONSULTING SOLUTIONS, LLC, a Delaware limited liability company (“Streamline Consulting” and, together with Streamline, Streamline Health, Streamline Pay, Avelead Consulting and any other Person who, from time to time, becomes a Borrower under the Loan Agreement (as defined below), collectively, the “Borrowers” and each individually, a “Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”).

RECITALS

A.         Bank and Borrowers have previously entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of August 26, 2021 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Borrowers.

B.         Bank and Borrowers now wish to modify the Loan Agreement on the terms and conditions set forth herein.

C.         Borrowers are entering into this Modification with the understanding and agreement that, except as specifically provided herein, none of Bank’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   MODIFICATIONS.

(a)    Additional Definitions. Section 1.1 of the Loan Agreement is hereby amended to add the following new definitions in the appropriate alphabetical order:

““Seventh Modification Closing Date” means June 26, 2025.”

““Temporary Increase Period” means the period commencing on the Seventh Modification Closing Date through and including August 28, 2025.”

(b)    Revolving Line. The definition of “Revolving Line” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Revolving Line” means a credit extension of up to (a) during the Temporary Increase Period, Three Million Dollars ($3,000,000) and (b) on August 29, 2025 and at all times thereafter, Two Million Dollars ($2,000,000).”

(c)    Success Fee. Section 2.4(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         Success Fees. On the earlier of (i) the Term Loan Maturity Date and (ii) the date on which Borrowers repay in full all Obligations due to Bank under this Agreement, a success fee (the “Success Fee”) equal to the sum of (A) $300,000, plus (B) ten percent (10%) multiplied by the greatest amount by which the outstanding Advances exceed $2,000,000 during the Temporary Increase Period, which Success Fee (1) under the immediately foregoing clause (A) shall be fully earned as of the Sixth Modification Closing Date and (2) under the immediately foregoing clause (B) shall be fully earned as of each date such Advances exceed $2,000,000 and, in each case, payable on the earlier of such dates referenced in this clause (d).”

(d)    Maximum ARR Net Leverage Ratio. Section 6.9(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b)          Maximum ARR Net Leverage Ratio. Commencing with the month ended February 28, 2025, Borrowers’ ARR Net Leverage Ratio, measured on a monthly basis as of the last day of each month, shall not be greater than the amount set forth under the heading “Maximum ARR Net Leverage Ratio” as of, and for each of the dates appearing adjacent to such “Maximum ARR Net Leverage Ratio”.

Month Ending	Maximum ARR Net Leverage Ratio
May 31, 2025 and on the last day of each month thereafter	0.67 to 1.00

(a)	Minimum Adjusted EBITDA. Section 6.9(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(e)          Minimum Adjusted EBITDA. Commencing with the month ended February 28, 2025, Borrowers shall maintain Adjusted EBITDA, measured on a monthly basis as of the last day of each month, in an amount not less than the amounts (or, in the case of amounts set forth in parentheses, no worse than the amounts) set forth under the heading “Minimum Adjusted EBITDA” as of, and for each of the dates appearing adjacent to such “Minimum Adjusted EBITDA”.

Month Ending	Minimum Adjusted EBITDA
May 31, 2025	($250,000)
June 30, 2025	($250,000)”

(b)	Compliance Certificate. Exhibit B to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

2.   NO DEFENSES OF BORROWER/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower acknowledges that Bank would not enter into this Modification without Borrower’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for any claims or obligations arising after the date of this Modification, each Borrower releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that such Borrower now has against Bank of any nature, including any claims that such Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Each Borrower acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR A BORROWER DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Borrower and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

3.   CONTINUING VALIDITY. Borrowers understand and agree that in modifying the existing Indebtedness, Bank is relying upon Borrowers’ representations and warranties set forth in this Modification and the reaffirmation of Borrowers’ performance obligations under the Loan Documents, subject to the modifications set forth herein. Except as expressly modified pursuant to this Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Modification in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrowers to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to any subsequent modification agreements.

4.   EFFECTIVENESS OF THIS MODIFICATION. This Modification, and the waivers provided for herein, shall become effective upon the satisfaction, as determined by Bank, of the following conditions.

(a)    Modification. Bank shall have received this Modification fully executed in a sufficient number of counterparts for distribution to all parties.

(b)    Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects).

(c)    Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Modification shall have been delivered or executed or recorded, as required by Bank.

Bank shall provide prompt written notice (e-mail to suffice) to Borrowers confirming the satisfaction of the conditions in this Section 5 and the effectiveness of this Modification, which confirmation shall be binding on Bank.

5.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Modification constitutes a “Loan Document” as defined and set forth in the Loan Agreement, and is subject to Sections 11 and 12 of the Loan Agreement, which are incorporated by reference herein.

6.   NOTICE OF FINAL AGREEMENT. By signing this document each party represents and agrees that: (A) this written agreement represents the final agreement between the parties, (B) there are no unwritten oral agreements between the parties, and (C) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

7.   COUNTERPARTS; FACSIMILE SIGNATURES. This Modification may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

8.   RATIFICATION. Borrowers hereby covenant and agree to comply with each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof, and hereby reaffirm their various obligations thereunder.

9.   INTEGRATION. This Modification, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature Page Follows]

BORROWER:

                   STREAMLINE HEALTH SOLUTIONS, INC.

                      By: /s/ Bryant J. Reeves, III

Name: Bryant J. Reeves, III

  Title: Chief Financial Officer

STREAMLINE HEALTH, LLC

          (F/K/A STREAMLINE HEALTH, INC.)

                      By: /s/ Bryant J. Reeves, III

Name: Bryant J. Reeves, III

  Title: Authorized Signatory

STREAMLINE PAY & BENEFITS, LLC

By: /s/ Bryant J. Reeves, III

Name: Bryant J. Reeves, III

  Title: Authorized Signatory

AVELEAD CONSULTING, LLC

By: /s/ Bryant J. Reeves, III

Name: Bryant J. Reeves, III

  Title: Authorized Signatory

STREAMLINE CONSULTING SOLUTIONS, LLC

By: /s/ Bryant J. Reeves, III

Name: Bryant J. Reeves, III

  Title: Authorized Signatory

BANK:

      WESTERN ALLIANCE BANK

                          By: /s/ Steven Slaughter

 Name: Steven Slaughter

  Title: Vice President

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:         WESTERN ALLIANCE BANK, an Arizona corporation

FROM:         Streamline Health Solutions, Inc., a Delaware corporation and Streamline Health, Inc., an Ohio corporation, Streamline Pay & Benefits, LLC, a Delaware limited liability company, Avelead Consulting, LLC, Streamline Consulting Solutions, LLC

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Annual financial statements (CPA Audited)	FYE within 180 days		Yes	No

Monthly financial statements and a Compliance Certificate	Monthly within 30 days		Yes	No

10K and 10Q	(as applicable)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year		Yes	No

A/R & A/P Agings, Borrowing Base Certificate, Deferred Revenue Schedule and Monthly Recurring Revenue Report	Monthly within 30 days		Yes	No

A/R Audit	Initial and Annual		Yes	No

Deposit balances with Bank	$ ___________________		Yes	No
Deposit balance outside Bank	$ ___________________
			Yes	No
Financial Covenant	Required	Actual	Complies

Maximum ARR Net Leverage Ratio	May 31, 2025, and on the last day of each month thereafter, 0.67 to 1.00.	___ to 1.00	Yes	No

Maximum Debt to Adjusted EBITDA Ratio	(a) July 31, 2025, 3.50 to 1.00, (b) October 31, 2025, 3.00 to 1.00, (c) January 31, 2026, 2.50 to 1.00 and (d) April 30, 2026 and on the last day of each quarter thereafter, 2.00 to 1.00	___ to 1.00	Yes	No

Fixed Charge Coverage Ratio	July 31, 2025 and on the last day of each quarter thereafter, 1.20 to 1.00	___ to 1.00	Yes	No

Minimum Adjusted EBITDA	(a) May 31, 2025, ($250,000) and (b) June 30, 2025, ($250,000).	$_____	Yes	No

Intellectual Property Updates

Attached as Exhibit A is a listing of listing of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, since the date of the last such Compliance Certificate delivered to Bank.

Updates to Schedules

Attached as Exhibit A are updated Schedules updating any information set forth in such Schedules since the date of the last such Compliance Certificate delivered to Bank.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

__________________________________________	Verified:
SIGNATURE	AUTHORIZED SIGNER

_________________________________________	Date:
TITLE
	Compliance Status	Yes No
___________________________________________
DATE